INDEPENDENT AUDITORS' CONSENT





To the Stockholders of
L.A.M. Pharmaceutical Corp.
Miami, Florida


We consent to the use in this Registration Statement of L.A.M. Pharmaceutical Corp. on Form SB-2 of our report dated February 9, 2001 on our audits of L.A.M. Pharmaceutical Corp. for the years ended December 31, 2000 and 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



Rotenberg & Company, LLP
Rochester, New York
February 24, 2001